Exhibit 10.1

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of December 22, 2006, by and between FRANKLIN ELECTRONIC PUBLISHERS, INC., FRANKLIN ELECTRONIC PUBLISHERS (EUROPE) LTD., AND FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GMBH (each a “Borrower” and collectively, the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”)

BACKGROUND

A.	The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of the Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.	The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Documents as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in the Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Documents, the terms and provisions of the Amendment shall control.

2.	The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by the Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has be obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal , valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount of charge of any kind as of the date of this Amendment.

3.	The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.	As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.	To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expenses (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.	This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to the Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.	The Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.	This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the law of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

9.

Except as amended hereby, the terms and provision so the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default of Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

Witness the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS / ATTEST:

FRANKLIN ELECTRONIC PUBLISHERS, INC.

/S/ Donald J. Loudon		By:	/S/ Arnold Levitt
Title:	Assistant Treasurer	Title:	Vice President

FRANKLIN ELECTRONIC PUBLISHERS (EUROPE), LTD.

/S/ Gregory J. Winsky		By:	/S/ Arnold Levitt
General Counsel		Title:	Director

FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GHBH

/S/ Gregory J. Winsky		By:	/S/ Arnold Levitt
General Counsel		Title:	Director

PNC BANK, NATIONAL ASSOCIATION

		By:	/S/ Michael T. Raynor
		Title:	Senior Vice President

EXHIBIT A TO

AMENDMENT TO LOAN DOCUMENTS

DATED AS OF DECEMBER 22, 2006

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Revolving Credit and Security Agreement dated December 7, 2004 (the “Agreement”)

2.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

Modify Financial Covenant

Section 6.7 Fixed Charge Coverage Ratio is deleted in its entirety and replaced therefore with the following:

6.7 Fixed Charge Coverage Ratio. For the period ending December 31, 2006 maintain on a rolling four-quarter basis, a minimum Fixed Charge Coverage Ratio of no less than .25 to 1 and commencing with the quarter ending March 31, 2007 and for each fiscal quarter thereafter, the Borrower shall maintain on a rolling four-quarter basis a minimum Fixed Charge Coverage Ratio of no less than 1.25 to 1.0.

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment

2.	Payment by the Borrower to the Bank of an amendment fee in the amount of $3,500.00 and reimbursement of the fees and expenses of the Bank’s in-house counsel in connection with this Amendment, which fees and expenses as of the date of this Amendment are $350.00.